Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Brinker International, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-93755, 333-105720, 333-125289, 333-157050, 333-201929, and 333-230574) on Form S-8 and registration statement (No. 333-237891) on Form S-3 of our reports dated August 26, 2021, with respect to the consolidated financial statements of Brinker International, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Dallas, Texas
August 26, 2021